LOCK-UP AGREEMENT

September 7, 2017

Ladies and Gentlemen:

This Agreement is being executed in connection with that certain Amended and Restated Retention Agreement by and between Marathon Patent Group, Inc. (the “Company”) and Doug Croxall (the “Shareholder”)( and such agreement as may be amended from time to time, the “Agreement” and the transactions contemplated thereby). The undersigned is an officer, director, consultant or a beneficial owner of shares of capital stock, or securities convertible into or exercisable or exchangeable for the capital stock of the Company to be issued to Shareholder pursuant to the Agreement (each, a “Company Security”) For the absence of doubt, Company Security for purposes of this Agreement shall mean only those Company Shares issued or issuable under the Agreement.

NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement Amendment.

(A) Section 2(b)(iv)(1) and (2) of the Agreement are hereby deleted and replaced in their entirety as follows with effect from the date of the Agreement (other than as set forth herein the terms and conditions of the Agreement shall remain in full force and effect):

(iv) Equity Awards.

(1) Upon the earlier of (A) December 31, 2017 and (B) the date of shareholder approval of the Company’s 2017 Equity Incentive Plan (the “Incentive Plan”) the Company shall issue to Employee a total of 2,800,000 shares of restricted common stock of the Company and issued to the Chief Financial Officer 200,000 shares of restricted common stock (the “Share Awards”) pursuant to the Incentive Plan (the “Issuance Date”).

(2) The Share Awards shall vest as follows:

16.67% shall vest on the 30th day following the original date of issuance of the Share Awards and an additional 16.67% on each succeeding monthly (30 day) period following the date of the initial vesting until fully vested.

Until vested Employee may not sell, transfer, pledge or assign the Share Award. In the event of a material breach of this Agreement by Employee all unvested Share Awards to Employee shall be immediately cancelled. The Parties acknowledge and agree that the Company shall not file any registration statement with respect to the Share Awards (including without limitation, any registration statement on Form S-8 for the Plan if it includes the Share Awards) without the written consent of investors as provided in the UPA.

(B) Section 2(b)(iv)(3) is hereby amended by ending such subparagraph after the second sentence thereof, and renumbering the remaining subparagraphs of Section 2(b) commencing with the subparagraph entitled “Waiver of Right to Severance Compensation” which shall be renumbered as subsection 2(b)(v), and increasing by one numeral each subsequent subparagraph of such subsection 2(b) thereafter.

2. Lockup. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees, for the benefit of parties to the UPA (as defined in the Agreement) who shall be deemed third party beneficiaries of such agreement that, during the period beginning on the date of closing of a Qualifying Transaction (as defined in the Agreement) and ending on the six (6) months anniversary thereof (the “Lockup Period”), the undersigned will not directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any Share Awards, beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the undersigned on the date hereof or hereafter acquired or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Share Awards, whether or not any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Parent Security.

3. Permitted Transfer. Notwithstanding the foregoing, the undersigned (and any transferee of the undersigned) may transfer any Share Awards: (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein; (iv) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding any Share Awards subject to the provisions of this Agreement; or (v) up to 16.67% per month beginning on the 30th day following the closing of the Qualifying Transaction and an additional 16.67% on each succeeding monthly (30 day) period following the date of the initial 30 day period. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York irrespective of any conflict of laws principles. The parties hereby agree that any action or proceeding with respect to this Agreement (and any action or proceeding with respect to any amendments or replacements hereof or transactions relating hereto) may be brought only in a federal or state court located in New York, State of New York and having jurisdiction with respect to such action or proceeding. Each of the parties hereto irrevocably consents and submits to the jurisdiction of such courts.

5. Miscellaneous. This Agreement will become a binding agreement among the undersigned as of the date hereof. This Agreement (and the agreements reflected herein) may be terminated by the mutual agreement of the Company, Shareholder and the Designated Purchaser (as defined in the UPA) and if not sooner terminated, will terminate upon the expiration date of the Lockup Period. This Agreement may be duly executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument. Signature pages from separate identical counterparts may be combined with the same effect as if the parties signing such signature page had signed the same counterpart.

[SIGNATURE PAGES FOLLOW]

Very truly yours,

MARATHON PATENT GROUP, INC.

By:
Name:
Title:

Accepted and Agreed to:

DOUGLAS CROXALL